UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May __, 2012 (May 8, 2012)

CHILE MINING TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53132	26-1516355
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Jorge Canning 1410
Ñuñoa, Santiago
Republic of Chile
(Address of principal executive offices)

(56) (02) 813 1087
(Registrant’s telephone number, including area code)

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On May 8, 2012, Chile Mining Technologies Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors (i) up to $3.5 million of eleven percent (11%) secured convertible notes (the “Notes”), which Notes shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at $2.00 per share (subject to adjustment) and (ii) warrants (the “Investor Warrants,” and together with the Notes, the “Securities”) to purchase such number of shares of Common Stock equal to fifty percent (50%) of the number of shares of Common Stock that the Notes purchased by the Investors may be convertible into, at an exercise price of $2.00 per share (subject to adjustment). The Company is seeking to raise aggregate gross offering proceeds of up to $3.5 million and expects to complete multiple closings on or before June 15, 2012.

On May 8, 2012, the Company completed an initial closing pursuant to the Purchase Agreement in which the Company issued and sold to Investors (i) Notes in the aggregate original principal amount of $2,120,000 and (ii) Investor Warrants to initially purchase an aggregate of 530,000 shares of Common Stock, for aggregate gross proceeds of $2,120,000.

The Purchase Agreement contains customary representations, warranties and covenants. In addition, the Company agreed that, if it fails to remain current in its reporting obligations under the Securities Exchange Act of 1934, as amended, or to provide currently publicly available information in accordance with Rule 144(c) thereof, and such failure extends for a period of more than five trading days (such date, an “Event Date”), then in addition to any other rights the Investors may have under the Purchase Agreement or applicable law, on each such Event Date and on each monthly anniversary of each such Event Date until the information failure is cured, the Company shall pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to one percent (1.0%) of the purchase price paid for the Securities held by the Investor at the Event Date; provided, however, that in no case will the aggregate amount of liquidated damages payable to an Investor exceed ten percent (10%) of such Investor’s original investment. The partial liquidated damages shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an information failure (except in the case of the first Event Date).

The Notes

The Notes carry an interest rate of 11% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31, with the initial payment due on September 30, 2012. The Notes mature on May 8, 2017 (the “Maturity Date”). The Notes are convertible at the option of the holders thereof at any time on or prior to the Maturity Date into shares of Common Stock at a conversion price of $2.00 per share (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the issuance date).

In addition, if at any time from and after the one year anniversary of the issuance of the Notes (i) the volume weighted average price of the Common Stock equals or exceeds $8.00 over any thirty (30) trading day period after such one year anniversary (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the issuance date) and (ii) the Company meets certain equity conditions as set forth in the Notes.

The Company also has the right to redeem all or portion of the Notes from and after the two (2) year anniversary of the issuance of the Notes. The Company must provide at least thirty (30) days prior notice to the Note holders of a redemption, during which time the holders may convert their Notes. The redemption price will be payable in cash equal to the outstanding principal amount plus any accrued and unpaid interest, plus a redemption fee equal to 11% of the principal amount subject to the redemption.

The obligations of the Company under the Notes will rank pari passu with all other indebtedness of the Company and its subsidiaries. The Notes contain customary affirmative and negative covenants that, among other things, limit the ability of the Company to incur indebtedness, make capital expenditures, assume liens on its property or assets, enter into mergers, transfer its assets, change the nature of its business, amend its governing documents, pay dividends or enter into related party transactions. The Notes also contain customary events of default, upon which the holders of the Notes may declare all outstanding Notes to be due and payable immediately.

The Notes are secured by certain assets of the Company.

The Investor Warrants

The Investor Warrants issued pursuant to the Purchase Agreement entitle the Investors to purchase shares of Common Stock at an initial exercise price of $2.00 per share (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the issuance date). The Investor Warrants are immediately exercisable, on a net exercise or cashless basis, and have a term of five years.

Placement Agent Fees and Warrants

Euro Pacific Capital, Inc. (“Europac”) and Halter Financial Securities Inc. (“HFS”) are acting as the Company’s co-lead placement agents in connection with the Purchase Agreement. As compensation for their services, Europac and HFS will receive cash fees equal to 10% of the aggregate purchase price of the Notes placed by each of them. In addition, they (or their respective designees) will receive warrants (the “Agent Warrants”) for the purchase of a number of shares of Common Stock equal to 10% of the aggregate purchase price of the Notes placed by each of them. The principle terms of the Agent Warrants are identical to those of the Investor Warrants.

In connection with the initial closing on May 8, 2012, Europac and HFS received cash fees equal to $169,600 and $42,400, respectively, and Agent Warrants for the purchase of 84,800 and 21,200 shares of Common Stock, respectively.

Escrow Agreement

On May 8, 2012, the Company also entered into a Closing Escrow Agreement (the “Escrow Agreement”) with Europac and HFS, and Escrow, LLC, as escrow agent, for deposit of the purchase price to be paid by the Investors under the Purchase Agreement. Pursuant to the Escrow Agreement (and in accordance with the terms of the Notes), the Company agreed to maintain an amount sufficient to satisfy the payment to the Investors of one annual payment of interest due on the aggregate principal amount of all Notes in the escrow account as partial security for the payment obligations under the Notes.

Subsidiary Guarantee

On May 8, 2012, the Company’s 99.9% owned subsidiary, Sociedad Minera Licancabur, S.A. (“Minera”), entered into a Subsidiary Guarantee (the “Guarantee”) in favor of the Investors to guarantee to the Investors, and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company’s obligations under the Notes. The Guarantee contains customary affirmative and negative covenants that, among other things, limit the ability of Minera to incur indebtedness, assume liens on its property or assets, amend its governing documents, pay dividends or enter into related party transactions.

Security Agreement

On May 8, 2012, the Company also entered into a Security Agreement (the “Security Agreement”) with the Investors and Minera, pursuant to which the Company and Minera agreed to grant to the Investors a security interest in and to all of the assets of the Company and Minera to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes and Minera’s obligations under the Guarantee.

Loan Repayment Agreements

On May 8, 2012, the Company also entered Loan Repayment Agreements (the “Repayment Agreements”) with each of Mr. Jorge Osvaldo Orellana Orellana, the Company’s CEO, Mr. Jorge Fernando Pizarro Arriagada, a member of the Company’s Board of Directors, Mr. Ivan Orlando Vergara Huerta, a member of the Company’s Board of Directors, Geominco E.I.R.L., a related party, Importadora y Exportadora Bengolea Ltda. and Halter Financial Group (each, a “Lender”). Pursuant to the Repayment Agreements, each Lender agreed that the Company is entitled to defer payment, and the Lender shall not demand payment, of any amounts due under certain loans made by the Lender to the Company, and the Lender shall not commence the exercise of any remedies it may have against the Company or any of its assets arising out of the Company’s breach of its obligations under the loans until the later of: (i) twelve (12) months from the date of closing of the transactions contemplated by the Purchase Agreement, and (ii) such time as the Company reports positive net income in quarterly or annual financial statements filed with the U.S. Securities and Exchange Commission. Notwithstanding the foregoing, the deferment shall be operative only so long as any Notes remain outstanding.

The foregoing description of the terms of the Purchase Agreement, the Notes, the Investor Warrants, the Agent Warrants, the Escrow Agreement, the Guarantee, the Security Agreement and the Loan Repayment Agreements is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 4.1 -4.3 and 10.1 -10.10 to this report, which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information pertaining to the Notes in Item 1.01 is incorporated herein by reference in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information pertaining to the Notes, the Investor Warrants and the Agent Warrants issued in connection with the Purchase Agreement in Item 1.01 is incorporated herein by reference in its entirety. The issuance of these securities pursuant to the Purchase Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company issued these securities in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder. Each of the Investors represented that it is an accredited investor as defined in Rule 501(a) under the Securities Act and that there was no general solicitation or advertising in connection with the offer and sale of the securities.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Purchase Agreement, immediately following the initial closing on May 8, 2012, the Company’s Board of Directors increased its size from four (4) to six (6) members and appointed Messrs. James Groh and Pierre Galoppi to fill the vacancies created by such increase, effective immediately. In addition, Mr. Groh was appointed as the Chairman of the Board.

Mr. James Groh. Mr. Groh, age 59, currently serves as the Executive Managing Director of HFS, a U.S. based investment banking firm, a position he has held since 2007. Prior to joining HFS, Mr. Groh served as the President of WLT Brothers Capital, also a U.S. based investment banking firm, beginning in 2007. From 2005 until 2007, Mr. Groh was the founder and president of Heritage Management Consultants, Inc. Mr. Groh began his career in the industry with the Burroughs Corporation, where he held a number of progressively more responsible executive positions, retiring in 1996 as the Executive Vice President and Director of International Imaging Materials, Inc. Mr. Groh was instrumental in the company’s 1993 IPO and subsequent operation as a public company. Mr. Groh has extensive operating experience and financial industry experience and has previously served on a number of corporate and not for profit boards, as well as the Board of the Canisius College Center for Entrepreneurship. Mr. Groh holds a B.S. in Industrial Engineering from Cornell University and an MBA with concentration in Finance from the Rochester Institute of Technology.

Mr. Pierre Galoppi. Mr. Galoppi, age 52, previously served as the Company’s sole director and officer from November 2008 until May 2010. Mr. Galoppi currently serves as Director of Business Development (Latin America) for Halter Financial Group, an integrated financial services company with a focus on financial consulting and asset management, a position he has held since 2007. Mr. Galoppi is also the President of PMG Capital Corporation, a company dedicated to providing consulting services in the areas of regional aviation and financial services, which Mr. Galoppi founded in 2006. From 2001 until 2006, Mr. Galoppi served as founder and President of PWG Trading Corporation, a company which developed a network of specialized travel offices. From 1994-2000 Mr. Galoppi served as the Chief Operating Officer and Chief Financial Officer of Gulfstream International Airlines. Mr. Galoppi has extensive operating and business management experience and holds both a B.A. in commerce and an MBA from Concordia University in Montreal. Mr. Galoppi is fluent in five languages including English, Spanish, Italian, French and Portuguese.

The Company agreed to elect Messrs. Groh and Galoppi pursuant to the Purchase Agreement. There are no transactions between the Company and any newly elected director that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2012	CHILE MINING TECHNOLOGIES INC.

By: /s/ Jorge Osvaldo Orellana Orellana
Jorge Osvaldo Orellana Orellana
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of 11% Secured Convertible Note
4.2	Form of Common Stock Purchase Warrant issued to investors
4.3	Form of Common Stock Purchase Warrant issued to agents
10.1	Form of Securities Purchase Agreement, dated May 8, 2012
10.2	Closing Escrow Agreement, dated May 8, 2012, by and among the Company, Euro Pacific Capital, Inc., Halter Financial Securities Inc. and Escrow, LLC
10.3	Subsidiary Guarantee, dated May 8, 2012, by Sociedad Minera Licancabur, S.A.
10.4	Form of Security Agreement, dated May 8, 2012
10.5	Loan Repayment Agreement, dated May 8, 2012, between the Company and Jorge Osvaldo Orellana Orellana
10.6	Loan Repayment Agreement, dated May 8, 2012, between the Company and Jorge Fernando Pizarro Arriagada
10.7	Loan Repayment Agreement, dated May 8, 2012, between the Company and Ivan Orlando Vergara Huerta
10.8	Loan Repayment Agreement, dated May 8, 2012, between the Company and Geominco E.I.R.L.
10.9	Loan Repayment Agreement, dated May 8, 2012, between the Company and Importadora y Exportadora Bengolea Ltda.
10.10	Loan Repayment Agreement, dated May 8, 2012, between the Company and Halter Financial Group
99.1	Press Release, dated May 8, 2012